JOHN HANCOCK PREFERRED INCOME FUND


                              101 Huntington Avenue
                           Boston, Massachusetts 02199

                                 August 22, 2002


John Hancock Advisers, LLC
101 Huntington Avenue
Boston, Massachusetts  02199

                         INVESTMENT MANAGEMENT CONTRACT
                         ------------------------------

Ladies and Gentlemen:


         John Hancock Preferred Income Fund (the "Trust") has been organized as a business trust under the laws of The Commonwealth of Massachusetts to engage in the business of an investment company.


         The Board of Trustees of the Trust (the "Trustees") has selected John Hancock Advisers, LLC (the "Adviser") to provide overall investment advice and management for the Trust, and to provide certain other services, as more fully set forth below, and the Adviser is willing to provide such advice, management and services under the terms and conditions hereinafter set forth.

         Accordingly, the Adviser and the Trust agree as follows:

         1. DELIVERY OF DOCUMENTS. The Trust has furnished the Adviser with copies, properly certified or otherwise authenticated, of each of the following:

         (a) Declaration of Trust dated June 27, 2002, as amended from time to time (the "Declaration of Trust");

         (b)    By-Laws of the Trust as in effect on the date hereof;

         (c) Resolutions of the Trustees selecting the Adviser as investment adviser for the Trust and approving the form of this Agreement;

         (d)    The Trust's Code of Ethics.

         The Trust will furnish to the Adviser from time to time copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

         2. INVESTMENT AND MANAGEMENT SERVICES. The Adviser will use its best efforts to provide to the Trust continuing and suitable investment programs with respect to
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investments, consistent with the investment objectives, policies and restrictions of the Trust. In the performance of the Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the Trust's then-current Prospectus and Statement of Additional Information included in the registration statement of the Trust as in effect from time to time under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), the Adviser will, at its own expense:

         (a) furnish the Trust with advice and recommendations, consistent with the investment objectives, policies and restrictions of the Trust, with respect to the purchase, holding and disposition of portfolio securities, alone or in consultation with any subadviser or subadvisers appointed pursuant to this Agreement and subject to the provisions of any sub-investment management contract respecting the responsibilities of such subadviser or subadvisers;

         (b) advise the Trust in connection with policy decisions to be made by the Trustees or any committee thereof with respect to the Trust's investments and, as requested, furnish the Trust with research, economic and statistical data in connection with the Trust's investments and investment policies;

         (c) submit such reports relating to the valuation of the Trust's securities as the Trustees may reasonably request;

         (d) assist the Trust in any negotiations relating to the Trust's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (e) consistent with the provisions of Section 7 of this Agreement, place orders for the purchase, sale or exchange of portfolio securities with brokers or dealers selected by the Adviser, PROVIDED that in connection with the placing of such orders and the selection of such brokers or dealers the Adviser shall seek to obtain execution and pricing within the policy guidelines determined by the Trustees;

         (f) from time to time or at any time requested by the Trustees, make reports to the Trust of the Adviser's performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust;

         (g) obtain and evaluate such information relating to economies, industries, businesses, securities markets and securities as the Adviser may deem necessary or useful in the discharge of the Adviser's duties hereunder;

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

         (h) give instructions to the Trust's custodian as to deliveries of securities to and from such custodian and transfer of payment of cash for the account of the Trust; and

         (i) appoint and employ one or more sub-advisers satisfactory to the Trust under sub-investment management agreements.

Subject to the general supervision of the Board of Trustees of the Trust, the Adviser will provide certain administrative services to the Trust. The Adviser will, to the extent such services are not required to be performed by others pursuant to the investment advisory agreement, custodian agreements or transfer agency agreement, (i) provide supervision of all aspects of the Trust's operations; (ii) provide the Trust with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Trust; (iii) arrange for, at the Trust's expense, (a) the preparation for the Trust of all required tax returns, (b) the preparation and submission of reports to existing shareholders and (c) the preparation of reports filed with the Securities and Exchange Commission and other regulatory authorities; (iv) maintain all of the Trust's records; and (v) provide the Trust with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery supplies and similar items. The Adviser will also provide to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

         3.     EXPENSES PAID BY THE ADVISER.  The Adviser will pay:

         (a) the compensation and expenses of all officers and employees of the Trust; and

         (b) any other expenses incurred by the Adviser in connection with the performance of its duties hereunder.

         4. EXPENSES OF THE TRUST NOT PAID BY THE ADVISER. The Adviser will not be required to pay any expenses which this Agreement does not expressly make payable by it. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Adviser will not be required to pay under this Agreement:

         (a) any and all expenses, taxes and governmental fees incurred by the Trust prior to the effective date of this Agreement;

         (b) without limiting the generality of the foregoing clause (a), the expenses of organizing the Trust (including without limitation, legal, accounting and auditing fees and expenses incurred in connection with the matters referred to in this clause (b)), of initially registering shares of the Trust under the Securities Act of 1933, as amended, and of qualifying the shares for sale under state securities laws for the initial offering and sale of shares;

         (c) the compensation and expenses of Trustees who are not interested persons (as used in this Agreement, such term shall have the meaning specified in the 1940 Act) of


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
                the Adviser and of independent advisers, independent contractors, consultants, managers and other unaffiliated agents employed by the Trust other than through the Adviser;

         (d) legal, accounting, financial management, tax and auditing fees and expenses of the Trust (including an allocable portion of the cost of its employees rendering such services to the Trust);

         (e) the fees and disbursements of custodians and depositories of the Trust's assets, transfer agents, disbursing agents, plan agents and registrars;

         (f) taxes and governmental fees assessed against the Trust's assets and payable by the Trust;

         (g) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust;

         (h)    brokers' commissions and underwriting fees;

         (i) the expense of periodic calculations of the net asset value of the shares of the Trust; and

         (j) insurance premiums on fidelity, errors and omissions and other coverages.

         5. COMPENSATION OF THE ADVISER. For all services to be rendered and expenses paid or assumed by the Adviser as herein provided, the Adviser shall be entitled to a fee, paid daily, at an annual rate equal to 0.75% of the average daily managed asset value of the Trust.

         "Managed assets" means the total assets of the Trust (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities (other than liabilities representing financial leverage). The liquidation preference of any preferred shares is not a liability. The "average daily managed assets" of the Trust shall be determined on the basis set forth in the Trust's Prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder.

         Notwithstanding the forgoing, the Adviser agrees that for the following calendar years, the Adviser will limit its fees under this Agreement to the following percentages of the Trust's average daily-managed assets:


YEAR                                        EFFECTIVE ADVISORY FEE AFTER WAIVER
Until August 22, 2007                                         55%
August 22, 2007 until August 20, 2008                         60%
August 22, 2008 until August 20, 2009                         65%
August 22, 2009 until August 20, 2010                         70%



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

         In addition, the Adviser may agree not to impose all or a portion of its fee (in advance of the time its fee would otherwise accrue) and/or undertake to make any other payments or arrangements necessary to limit the Trust's expenses to any level the Adviser may specify. Any fee reduction or undertaking shall constitute a binding modification of this Agreement while it is in effect but may be discontinued or modified prospectively by the Adviser at any time.

         6. OTHER ACTIVITIES OF THE ADVISER AND ITS AFFILIATES. Nothing herein contained shall prevent the Adviser or any affiliate or associate of the Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to the Trust's; and it is specifically understood that officers, directors and employees of the Adviser and those of its parent company, John Hancock Financial Services, Inc., or other affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Adviser or of its affiliates and to said affiliates themselves.

         The Adviser shall have no obligation to acquire with respect to the Trust a position in any investment which the Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if, in the sole discretion of the Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Trust. Nothing herein contained shall prevent the Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

         7. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the Trust, neither the Adviser nor any of its investment management subsidiaries, nor any of the Adviser's or such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission, except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. If any occasions shall arise in which the Adviser advises persons concerning the shares of the Trust, the Adviser will act solely on its own behalf and not in any way on behalf of the Trust. Nothing herein contained shall limit or restrict the Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts.

         8. NO PARTNERSHIP OR JOINT VENTURE. Neither the Trust nor the Adviser are partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

         9. NAME OF THE TRUST. The Trust may use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Advisers, Inc.", "John Hancock Life Insurance Company", or "John Hancock Financial Services, Inc." only for so long as this Agreement remains in effect. At such time as this Agreement shall no longer be in effect, the


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

Trust will (to the extent that they lawfully can) cease to use such a name or any other name indicating that the Trust is advised by or otherwise connected with the Adviser. The Trust acknowledges that it has adopted its name through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

         10. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Adviser's employee or agent.

         11. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until [June 30, 2004], and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by
(a) a majority of the Trustees who are not interested persons of the Adviser or (other than as Board members) of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or
(ii) a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the vote of a majority of the outstanding voting securities of the Trust, by the Trustees or by the Adviser. Termination of this Agreement shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 11, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" and "voting security") shall be applied.

         12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of the Adviser or (other than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and
(b) a majority of the outstanding voting securities of the Trust, as defined in the 1940 Act.

         13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

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         14.    SEVERABILITY. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

         15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Declaration of Trust has been filed with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but only upon the Trust and its property. The Trust shall not be liable for the obligations of any other series of the Trust and no other series shall be liable for the Trust's obligations hereunder.

                                      Yours very truly,


                                      JOHN HANCOCK PREFERRED INCOME FUND



                                      By:    /s/ Maureen R. Ford
                                         -------------------------------------
                                                 Maureen R. Ford
                                                 President


The foregoing contract
is hereby agreed to as
of the date hereof.

JOHN HANCOCK ADVISERS, LLC


By:  /s/ Susan S. Newton
   -----------------------------------
         Susan S. Newton
         Vice President and Secretary






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